                                     Exhibit 1

                    Information Concerning Executive Officers and
                           Directors of Abbott Laboratories
                           _______________________________

         The current corporate officers and directors of Abbott Laboratories are listed below. The address of Abbott Laboratories is: Abbott Laboratories, 100 Abbott Park Road, Abbott Park, Illinois 60064-3500. Abbott Laboratories does not consider all of its corporate officers to be executive officers as defined by the Securities Exchange Act of 1934 or Releases thereunder. Unless otherwise indicated, all positions set forth below opposite an individual's name refer to positions within Abbott Laboratories, and the business address listed for each individual not principally employed by Abbott Laboratories is also the address of the corporation or other organization which principally employs that individual.


                         POSITION/PRESENT PRINCIPAL OCCUPATION
                         OR EMPLOYMENT
NAME                     AND BUSINESS ADDRESS                     CITIZENSHIP

Corporate Officers
------------------

Duane L. Burnham(1)      Chairman of the Board and Chief Executive   U. S. A
                         Officer

Thomas R. Hodgson(1)     President and Chief Operating Officer       U. S. A

Joy A. Amundson(1)       Senior Vice President, Chemical &           U. S. A
                         Agricultural Products

Paul N. Clark(1)         Senior Vice President,                      U. S. A
                         Pharmaceutical Operations

Gary P. Coughlan(1)      Senior Vice President, Finance & Chief      U. S. A
                         Financial Officer

Jose M. de Lasa(1)       Senior Vice President, Secretary and        U. S. A
                         General Counsel

John G. Kringel(1)       Senior Vice President, Hospital Products    U. S. A

Thomas M. McNally(1)     Senior Vice President,                      U. S. A
                         Ross Products

Robert L. Parkinson,     Senior Vice President, International        U. S. A
Jr.(1)                   Operations

Ellen M. Walvoord(1)     Senior Vice President, Human Resources      U. S. A

                                     Exhibit 1

                    Information Concerning Executive Officers and
                           Directors of Abbott Laboratories
                           _______________________________


                         POSITION/PRESENT PRINCIPAL OCCUPATION
                         OR EMPLOYMENT
NAME                     AND BUSINESS ADDRESS                     CITIZENSHIP

Corporate Officers
------------------
 Continued

Miles D. White(1)         Senior Vice President, Diagnostic           U. S. A.
                          Operations

Catherine V. Babington(1) Vice President, Investor Relations          U. S. A.
                          and Public Affairs

Patrick J. Balthrop       Vice President, Diagnostic Operations,      U. S. A.
                          U.S. and Canada

Mark E. Barmak            Vice President, Litigation and Government   U. S. A.
                          Affairs

Christopher B. Begley     Vice President, MediSense                   U. S. A.

Thomas D. Brown           Vice President, Diagnostic Commercial       U. S. A.
                          Operations

Gary R. Byers(1)          Vice President, Internal Audit              U. S. A.

William G. Dempsey        Vice President, Hospital Products           U. S. A.
                          Business Sector

Kenneth W. Farmer(1)      Vice President, Management Information      U. S. A.
                          Services & Administration

Thomas C. Freyman(1)      Vice President and Treasurer                U. S. A.

David B. Goffredo         Vice President, Pharmaceutical Products     U. S. A.
                          Marketing & Sales

Rick A. Gonzalez          Vice President, HealthSystems               U. S. A.

Guillermo A. Herrera      Vice President, Latin America Operations    Colombia

Arthur J. Higgins         Vice President, Pacific, Asia, and          United
                          Africa Operations                           Kingdom

Jay B. Johnston           Vice President, Diagnostic Assays and       U. S. A.
                          Operations

                                    Exhibit 1

                    Information Concerning Executive Officers and
                           Directors of Abbott Laboratories
                           _______________________________


                         POSITION/PRESENT PRINCIPAL OCCUPATION
                         OR EMPLOYMENT
NAME                     AND BUSINESS ADDRESS                     CITIZENSHIP

Corporate Officers
------------------
 Continued

James J. Koziarz, Ph.D.  Vice President, Diagnostic Products         U. S. A.
                         Research & Development

John F. Lussen(1)        Vice President, Taxes                       U. S. A.

Edward L. Michael        Vice President, Diagnostic Operations,      U. S. A.
                         Europe, Africa, and Middle East

Theodore A. Olson(1)     Vice President and Controller               U. S. A.

Andre G. Pernet, Ph.D.   Vice President, Pharmaceutical              U. S. A.
                         Products Research & Development

Carl A. Spalding         Vice President, Ross Pediatric Products     U. S. A.

William H. Stadtlander   Vice President, Ross Medical Nutritional    U. S. A.
                         Products

Marcia A. Thomas(1)      Vice President, Corporate Quality           U. S. A.
                         Assurance & Regulatory Affairs

H. Thomas Watkins        Vice President, Diagnostic Operations,      U. S. A.
                         Asia and Pacific

Steven J. Weger(1)       Vice President, Corporate Planning and      U. S. A.
                         Development

Josef Wendler            Vice President, European Operations         Germany

Lance B. Wyatt(1)        Vice President, Corporate Engineering       U. S. A.

Directors
---------

K. Frank Austen, M.D.    Professor of Medicine, Harvard Medical      U. S. A.
                         School

                                 Brigham & Women's
                                  Hospital
                                 Smith Building
                                 Room 638
                                 75 Francis Street
                                 Boston, Massachusetts 02115

Duane L. Burnham         Officer of Abbott                           U. S. A.

                                    Exhibit 1

                    Information Concerning Executive Officers and
                           Directors of Abbott Laboratories
                           _______________________________


                         POSITION/PRESENT PRINCIPAL OCCUPATION
                         OR EMPLOYMENT
NAME                     AND BUSINESS ADDRESS                     CITIZENSHIP

Directors - Continued
---------------------

H. Laurance Fuller       Chairman, President, and Chief Executive    U. S. A.
                         Officer
                                 Amoco Corporation
                                 200 East Randolph Drive
                                 Mail Code 3000
                                 Chicago, Illinois 60601
                                 (integrated petroleum and chemicals
                                 company)

Thomas R. Hodgson        Officer of Abbott                           U. S. A.





David A. Jones           Chairman and Chief Executive Officer        U. S. A.
                                 Humana Inc.
                                 500 W. Main St.
                                 Humana Building
                                 Louisville, Kentucky 40201
                                 (Health Plan Business)

The Rt. Hon. the Lord    British Member of Parliament                United
Owen CH                          20 Queen Anne's Gate                Kingdom
                                 Westminster, London
                                 SW1H 9AA, England

Boone Powell, Jr.        President and Chief Executive Officer       U. S. A.
                                 Baylor Health Care System and
                                 Baylor University Medical Center,
                                 Vice President, Baylor University
                                 3500 Gaston Avenue
                                 Dallas, Texas 75246

                                    Exhibit 1

                    Information Concerning Executive Officers and
                           Directors of Abbott Laboratories
                           _______________________________


                         POSITION/PRESENT PRINCIPAL OCCUPATION
                         OR EMPLOYMENT
NAME                     AND BUSINESS ADDRESS                     CITIZENSHIP

Directors - Continued
---------------------

Addison Barry Rand       Executive Vice President                    U. S. A.
                                 Xerox Corporation
                                 800 Long Ridge Road
                                 Stamford, Connecticut
                                 06904-1600
                                 (document processing, insurance and
                                 financial services company)


Dr. W. Ann Reynolds      President                                   U. S. A.
                                 The University of Alabama at Birmingham
                                 Suite 1070 Administration Building
                                 701 South 20th St.
                                 Birmingham, Alabama
                                 35294-0110


William D. Smithburg     Chairman, President and Chief Executive     U. S. A.
                         Officer
                                 The Quaker Oats Company
                                 321 N. Clark Street
                                 Chicago, Illinois 60610
                                 (worldwide food manufacturer and
                                 marketer of beverages and grain-
                                 based products)


John R. Walter                   401 North Ahwahnee Road             U. S. A.
                                 Lake Forest, Illinois 60045


William L. Weiss         Chairman Emeritus, Ameritech Corporation    U. S. A.
                                 One First National Plaza
                                 Suite 2530C
                                 Chicago, Illinois 60603-2006
                                 (telecommunications company)



(1) Pursuant to Item 401(b) of Regulation S-K Abbott has identified these persons as "executive officers" within the meaning of Item 401(b).